                                                                     Exhibit 2.4

                          INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Texas Regional Bancshares, Inc. dated February 22, 2002 of our report dated March 23, 2001 and contained in Registration Statement No. 333-76484 of Texas Regional Bancshares, Inc. on Form S-4 under the Securities Act of 1933 insofar as such report relates to the financial statements of Riverway Holdings, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
---------------------------
DELOITTE & TOUCHE LLP
Houston, Texas
February 22, 2002